Exhibit 99.1

501 Elliott Ave. W. #400 Seattle, WA 98119	T 206.282.7100 F 206.272.4010

Cell Therapeutics Inc. Announces Worldwide License and Co-

Development Agreement for Development and Commercialization of

XYOTAX™, an investigational agent for treatment of women with non-small cell lung cancer and other cancers

Deal worth up to $285 million can help fuel future growth at CTI

Sept. 18, 2006 Seattle—Cell Therapeutics, Inc. (CTI) (NASDAQ and MTAX: CTIC) today announced an exclusive worldwide licensing agreement with Novartis for the development and commercialization of XYOTAX™ (poliglumex paclitaxel), an investigational agent in Phase III for the treatment of non-small cell lung cancer (NSCLC) and other cancers.

Total product registration and sales milestones for XYOTAX under the agreement could reach as much as $270 million. Novartis has also agreed to make a $15 million equity investment in CTI. CTI will have the option of co-detailing XYOTAX in the United States under the direction of Novartis, under an agreement to be entered into if CTI exercises the option. The closing of the transaction is subject to antitrust regulatory clearance and certain other closing conditions.

XYOTAX™ (Zi-o-taks) is a biologically-enhanced chemotherapeutic that links paclitaxel, the active ingredient in Taxol®, to a biodegradable polyglutamate polymer, resulting in a new chemical entity. The investigational medicine is currently in phase III clinical trials to test whether single agent XYOTAX™ provides improved overall survival compared to paclitaxel in women with NSCLC and poor performance status.

The agreement also provides Novartis with an option to develop and commercialize pixantrone based on agreed terms. Pixantrone is an investigational agent designed to potentially increase anti-tumor activity and decrease the potential for cardiac toxicity associated with the currently marketed anthracyclines. If Novartis exercises its option on pixantrone under certain conditions, Novartis would pay CTI a $7.5M fee and up to $104M in registration and sales related milestones.

“This agreement brings the strength of one of the most innovative leaders in oncology to the development and commercialization of XYOTAX, an agent that could be demonstrated in ongoing trials to prolong survival in women with lung cancer and potentially become the first gender specific therapy for this disease,” said James A. Bianco, M.D. President and CEO of CTI. “It also provides pixantrone with potential access to a market leader in blood related cancer therapeutics to fully maximize its commercial potential.”

Bianco added: “This collaboration takes CTI one step closer to rebuilding its commercial presence in the United States and its goal of becoming a profitable cancer focused company. It also allows us to continue our growth through an acquisition strategy looking for other novel targeted agents to add to our development pipeline and into our future commercial infrastructure.”

CTI had also announced in June that they have agreed on pathways for regulatory approvals for XYOTAX in recent meetings with the U.S. Food and Drug Administration (FDA) and the European Medicine Agency’s Scientific Advice Working Party (SAWP). Lung cancer continues to be a major killer of men and women on both continents. In the United States, lung cancer is now the number one cancer killer of women.

The common stock to be issued to Novartis has not been registered under the Securities Act of 1933, as amended, or any state securities laws. The common stock may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act of 1933, as amended, and any applicable state laws. This announcement is neither an offer to sell nor a solicitation of an offer to buy any of this common stock. No offer, solicitation or sale will be made in any jurisdiction in which such offer, solicitation or sale is unlawful.

About XYOTAX

XYOTAX™ (paclitaxel poliglumex) is a biologically-enhanced chemotherapeutic that links paclitaxel, the active ingredient in Taxol®, to a biodegradable polyglutamate polymer, which results in a new chemical entity. When bound to the polymer, the chemotherapy is rendered inactive, potentially sparing normal tissue’s exposure to high levels of unbound, active chemotherapy and its associated toxicities. Blood vessels in tumor tissue, unlike blood vessels in normal tissue, are porous to molecules like polyglutamate. Based on preclinical studies, it appears that XYOTAX is preferentially distributed to tumors due to their leaky blood vessels and trapped in the tumor bed allowing significantly more of the dose of chemotherapy to localize in the tumor than with standard paclitaxel. Once inside the tumor cell, enzymes metabolize the protein polymer, releasing the paclitaxel chemotherapy. Preclinical and clinical studies support that XYOTAX metabolism by lung cancer cells may be influenced by estrogen, which could lead to enhanced release of paclitaxel and efficacy in women with lung cancer compared to standard therapies.

About Pixantrone

Pixantrone is an investigational agent under development for the potential treatment of various hematological malignancies, solid tumors and immunological disorders. It was developed to improve the activity and safety of the anthracycline family of anti-cancer agents. Anthracyclines have been shown to be very active clinically in a number of tumor types. However, they are usually associated with cumulative heart damage that prevents them from being used in a large proportion of patients. Pixantrone has been designed to reduce the potential for these severe cardiotoxicities, as well as to potentially increase activity and simplified administration compared to the currently marketed anthracyclines.

About Cell Therapeutics, Inc.

Headquartered in Seattle, CTI is a biopharmaceutical company committed to developing an integrated portfolio of oncology products aimed at making cancer more treatable. For additional information, please visit www.cticseattle.com.

Conference Call

A conference call will be held on September 18, 2006 at 8:30 am (ET) to discuss the agreement. The domestic call-in number is 1-800-240-7305 and the international number is 1-303-205-0033.

The call will be webcast live and archived after the call for replay and may include forward-looking information.

This press release includes and the conference call may include forward-looking statements that involve a number of risks and uncertainties, the outcome of which could materially and/or adversely affect actual future results. These forward looking statements include statements regarding the conditions to effectiveness of the agreements being satisfied, the achievement of any product registration and sales milestones under the agreement and the amount of any such milestones, the development and commercialization of XYOTAX and pixantrone and CTI’s future operations and plans. The risks and uncertainties that could affect the achievement or amount of any product registration and sales milestones include risks associated with Novartis choosing to exercise its rights under the license agreement, the achievement of the product and sales milestones set forth in the license agreement and Novartis’ ability to terminate the license agreement. The risks and uncertainties that could affect the development of XYOTAX and pixantrone include risks associated with preclinical and clinical developments in the biopharmaceutical industry in general and with XYOTAX and pixantrone in particular including, without limitation, the potential failure of XYOTAX to prove safe and effective for treatment of lung and ovarian cancers and pixantrone to prove safe and effective for treatment of non-Hodgkin’s lymphoma, determinations by regulatory, patent and administrative governmental authorities, competitive factors, technological developments, costs of developing, producing and selling XYOTAX and pixantrone, and the risk factors listed or described from time to time in CTI’s filings with the Securities and Exchange Commission including, without limitation, CTI’s most recent filings on Forms 10-K, 8-K, and 10-Q. CTI is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events, or otherwise.

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Media and Investors Contact:

Cell Therapeutics, Inc.

Dan Eramian or Susan Callahan

T: 206.272.4343, (cell: 206.854.1200) or 206.272.4472

F: 206.272.4434

E: media@ctiseattle.com

E: invest@ctiseattle.com

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